EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Itaú Unibanco Holding S.A. of our reports dated June 29, 2010 relating to the financial statements of Unibanco – União de Bancos Brasileiros S.A., which appears in Itaú Unibanco Holding S.A.'s Current Report on Form 6-K dated June 29, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers
Auditores Independentes
São Paulo, Brazil
June 30, 2010